                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. [ ])

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                               NEFFS BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               NEFFS BANCORP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT

                                      2006

                                WWW.NEFFSNATL.COM

                                 PROXY STATEMENT
                Dated and to be mailed on or about April 10, 2006

                               NEFFS BANCORP, INC.
                                 5629 ROUTE 873
                            NEFFS, PENNSYLVANIA 18065
                                 (610) 767-3875

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2006

                                TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS...................................    1

PROXY STATEMENT............................................................    2

GOVERNANCE OF THE CORPORATION..............................................    3

ELECTION OF DIRECTORS......................................................    5

SHARE OWNERSHIP............................................................    7

COMPENSATION AND PLAN INFORMATION..........................................   10

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE
   COMPENSATION............................................................   11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS...............   13

REPORT OF THE AUDIT COMMITTEE..............................................   13

SHAREHOLDER RETURN PERFORMANCE GRAPH.......................................   15

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................   15

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS..........................   16

ADDITIONAL INFORMATION.....................................................   16

OTHER MATTERS..............................................................   16

                               NEFFS BANCORP, INC.
                                 5629 ROUTE 873
                              NEFFS, PA 18065-0010
                                  (610)767-3875

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2006

TO THE SHAREHOLDERS OF NEFFS BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Neffs Bancorp, Inc. will be held at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania, on May 10, 2006, at 7:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

     1. To elect 3 Class C directors each to serve for a three-year term and until their successors are elected and qualified;

     2. To ratify the selection of Beard Miller Company LLP as the corporation's independent auditors for the year ending December 31, 2006; and

     3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record, at the close of business on March 27, 2006 are entitled to notice of and to vote at the meeting.

Please promptly sign the enclosed proxy card and return it in the enclosed postpaid envelope. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2005 Annual Report of Neffs Bancorp, Inc.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ----------------------------------------
                                        Dawn E. Hamm, Secretary

Neffs, Pennsylvania
April 10, 2006

                             YOUR VOTE IS IMPORTANT.
             PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

                                 PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by Neffs Bancorp, Inc. on behalf of the Board of Directors, for the 2006 Annual Meeting of Shareholders. This proxy statement and the related proxy form are being distributed on or about April 10, 2006.

Neffs Bancorp, Inc. will bear the expense of soliciting proxies. In addition, to the use of the mail, directors, officers and employees of the corporation and its subsidiaries may, without additional compensation, solicit proxies.

The annual meeting of shareholders will be held on May 10, 2006, at 7:00 p.m. at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania. Shareholders of record at the close of business on March 27, 2006, are entitled to vote at the meeting.

At the meeting, shareholders will vote to:

     -    Elect 3 Class C directors each to serve for a three-year term.

     - Ratify the selection of Beard Miller Company LLP as the corporation's independent auditors for the year ending December 31, 2006; and

     - Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

PROXIES AND VOTING PROCEDURES

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and vote, if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy you appoint Velma Wehr and Ronald Gildner as proxy holders to vote your shares, indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR:

     -    Election of the nominees identified in this proxy statement; and

     - Ratification of the selection of independent auditors for the year ending December 31, 2006.

You may revoke your written proxy by delivering written notice of revocation to Dawn E. Hamm, Secretary, Neffs Bancorp, Inc., or by executing a later dated proxy and giving written notice of the revocation to Ms. Hamm at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

At the close of business on March 27, 2006, Neffs Bancorp, Inc had 197,941 shares of common stock, par value $1.00 per share, issued and outstanding.

QUORUM

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and Neffs Bancorp, Inc.'s bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in the cases where the vote of a greater number of shares is required by law or under Neffs Bancorp, Inc.'s Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent accountants. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

                          GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board of Directors has adopted and adheres to corporate governance practices, which the Board of Directors and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices; Pennsylvania law (the state in which we are incorporated), and SEC regulations, as well as best practices suggested by recognized governance authorities.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of Neffs Bancorp, Inc. met 7 times during 2005. There were a total of 18 meetings of the various committees of the Board of Directors in 2005. While the corporation has no specified attendance policy, all directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served. All elected Directors attended the 2005 Annual Meeting of Shareholders and we expect that they will all attend this year's meeting.

The Board of Directors has an Audit Committee. In addition, the Board of Directors performs the functions of the Compensation Committee and the Nominating Committee.

COMPENSATION COMMITTEE

During 2005, the Board of Directors performed the function of a compensation committee. The compensation of the Chief Executive Officer and all other executive officers of the corporation's subsidiary is determined by a majority of independent directors. The Chief Executive Officer is not present during voting or deliberations on his compensation. The compensation committee met twice in 2005.

NOMINATING COMMITTEE

During 2005, the Board of Directors performed the functions of the nominating committee. Nominations are selected by a majority of independent directors. The Board of Directors believes this process adequately performs the function of a nominating committee. Under our by-laws, nominations for director may be made only by the Board of Directors or a Board of Directors committee, or by a shareholder of record entitled to vote. Section 10.1 of the corporation's bylaws requires a shareholder to deliver a notice of nomination for election to the Board of Directors to the Secretary no later than 60 days in advance of the anniversary date of the prior year's shareholder meeting. For our annual meeting in the year 2007, we must receive this notice on or before March 10, 2007. You can obtain a copy of the full text of the by-law provision by writing to Dawn E. Hamm, Secretary, Neffs Bancorp, Inc., 5629 Route 873, Neffs, Pennyslvania 18065-0010. The nominating committee met one time in 2005.

AUDIT COMMITTEE

The Audit Committee performs the duties set forth in its charter, which include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities and recommending annually, to the Board of Directors, the engagement of an independent certified public accountant. Members of the Audit Committee during 2005 were John F. Simock, Chairman, Robert B. Heintzelman, Mary Ann Wagner and John F. Sharkey, Jr. The Audit Committee met nine times during 2005.

We have no "audit committee financial expert". The committee has the authority to engage legal counsel, consultants or other experts, as it deems appropriate to carry out its responsibilities. Throughout 2005 the Audit Committee has consulted with legal counsel. The Board of Directors has appointed a director that meets the requirements as financial expert. He will serve as the financial expert for 2006.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors. Due to the infrequency of shareholder communications to the Board of Directors, the Board of Directors does not believe that a formal process is necessary.

SUBMISSION OF SHAREHOLDER PROPOSALS

If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2007 annual meeting of shareholders, the proposal must be addressed to and received by the Secretary at our principal executive offices at 5629 Route 873, P.O. Box 10, Neffs, Pennsylvania 18065-0010 no later than December 14, 2006.

The proposal must be delivered to our executive offices at 5629 Route 873, P.O. Box 10, Neffs, Pennsylvania 18065-0010 to the attention of our corporate Secretary. We are not required to include any proposal received after December 14, 2006 in our proxy materials for the 2007 annual meeting.

CODE OF ETHICS

Since 2003, we have had a Code of Ethics. Our Code of Ethics is applicable to our directors, officers and employees. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Board of Directors periodically receives reports on our compliance program. Any shareholder can request a copy of the Code of Ethics, free of charge, by writing to Dawn E. Hamm, Secretary, at 5629 Route 873, P.O. Box 10, Neffs, Pennsylvania 18065-0010. We also filed a copy of the Code of Ethics with the SEC as an exhibit to our December 31, 2003 Annual Report on Form 10-K.

                              ELECTION OF DIRECTORS

Section10.2 of the Neffs Bancorp, Inc. bylaws provide that the Board of Directors consists of not less then five or more than twenty five persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he was appointed.

The Board of Directors has fixed the number of directors at eight. There are three nominees for the Board of Directors for election at the 2006 Annual Meeting. The Board of Directors has nominated the following three persons for election to the Board of Directors for the terms specified:

                         Nominees for Class C Directors
                            For a Term of Three Years

                                 John F. Simock
                                 Mary Ann Wagner
                               Duane A. Schleicher

The Board of Directors endeavors to act in the best interest of the corporation's shareholders in nominating potential candidates for directorship. The directors will review the candidate's education, work experience, general business knowledge, community involvement, and overall integrity prior to nomination. Mr. Simock currently serves as an elected member of the Board of Directors. Mrs. Wagner and Mr. Schleicher, appointees of the board of directors, come highly recommended as experienced businesspersons in Lehigh and Carbon counties. Upon evaluation of their business knowledge and work ethics, the Board of Directors as a whole recommends the election of Mary Ann Wagner, Duane A. Schleicher and John F. Simock.

In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by management. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Information, as of March 27, 2006, concerning the three nominees to the Board of Directors and the five continuing directors appear below.

                            Director       Principal Occupation for the Past Five years and
      Name and Age            Since    Positions Held with Neffs Bancorp, Inc. and Subsidiaries
      ------------          --------   --------------------------------------------------------
                                       NOMINEES - CLASS C - FOR A TERM OF THREE YEARS

John F. Simock, 69            1997     Mr. Simock is the prior owner of John F. Simock, Inc., a
                                       general contracting firm, and is now retired.

Mary Ann Wagner, 65           2003     Ms. Wagner is the President of A. J. Henry Lumber
                                       located in Neffs, Pennsylvania.

Duane A. Schleicher, 44       2005     Mr. Schleicher owns and operates Northside Heights
                                       Mobile Home Park and Schleicher Mobile Home Sales, Inc.

                                       CLASS A DIRECTORS - CONTINUING DIRECTORS

John J. Remaley, 70           1986     Mr. Remaley was employed by The Neffs National Bank from
                                       1953 to 1995, when he retired. Mr. Remaley continues to
                                       serve as President of The Neffs National Bank and
                                       President and Chief Executive Officer of Neffs Bancorp,
                                       Inc. Mr. Remaley also serves on the boards of several
                                       non-profit organizations.

Herman P. Snyder, 93          1986     Mr. Snyder has been Vice President of Neffs Bancorp,
                                       Inc. and Chairman of The Neffs National Bank's Board of
                                       Directors since 1986.

John F. Sharkey, Jr., 50      2005     Mr. Sharkey is a senior partner in the accounting firm
                                       of Concannon, Miller & Co.

                                       CLASS B DIRECTORS- CONTINUING DIRECTORS

Robert B. Heintzelman, 47     1999     Mr. Heintzelman and his family are the owners of
                                       Heintzelman Funeral Home, Inc. located in Schnecksville,
                                       Pennsylvania.

Kevin A. Schmidt, 44          2004     Mr. Schmidt serves as the Executive Vice President and
                                       Chief Executive Officer of The Neffs National Bank and
                                       Treasurer of Neffs Bancorp, Inc.

                                 SHARE OWNERSHIP

PRINCIPAL HOLDERS

The following table shows, to the best of our knowledge, those persons or entities, who owned of record or beneficially, on March 27, 2006 more than 5% of the outstanding Neffs Bancorp, Inc. common stock.

Beneficial ownership of Neffs Bancorp, Inc. common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

          - Voting power, which included power to vote or to direct the voting of the stock; or

          - Investment power, which includes the power to dispose or direct the disposition of the stock; or

          - The right to acquire beneficial ownership within 60 days after March 27, 2006

       Name and Address          Amount and Nature of   Percent of
     Of Beneficial Owner         Beneficial Ownership      Class
     -------------------         --------------------   ----------
John J. Remaley                        10,443(1)           5.30%
4116 Kilmer Ave.
Allentown, PA 18104

Herman P. Snyder                       13,500(2)           6.85%
5519 Route 873
Neffs, PA 18065

William F. and Alma P. Deibert         11,720              5.86%
4801 E. Texas Road
Allentown, PA 18106

CEDE & Co.(3)                          28,383             14.34%
P.O. Box 20
Bowling Green Station
New York, NY 10274

----------
(1) Includes 4,250 shares owned individually by Mr. Remaley, 3,126 shares owned directly by his spouse, 3,062 shares owned directly by his sons and 5 shares owned directly by his grandson.

(2) Includes 1,000 shares owned individually by Mr. Snyder, 4,000 shares owned jointly with his daughter, 4,000 shares owned jointly with his son, 2,750 shares owned directly by his son and 1,750 shares owned jointly by his daughter and son-in-law.

(3) "CEDE & Co." is the name used by The Depository Trust Company ("DTC"), which holds shares on behalf of its participant brokers and banks. These participant brokers and banks in turn hold the shares on behalf of their clients, the individual beneficial owners. Under this system, state law deems DTC to be the "legal" owner of the shares, and DTC therefore possesses all of the rights incident to share ownership, including the right to vote.

       BENEFICIAL OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES

The following tables show, as of March 27, 2006 the amount and percentage of Neffs Bancorp, Inc. common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the corporation as a group.

Beneficial ownership of shares of Neffs Bancorp, Inc. common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

          - Voting power, which includes the power to vote or to direct the voting of the stock; or

          - Investment power, which includes the power to dispose or direct the disposition of the stock; or

          - The right to acquire beneficial ownership within 60 days after March 27, 2006.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share.

EXECUTIVE OFFICERS

This table provides information, as of March 27, 2006 about the corporation's and subsidiary's executive officers.

                             Principal Occupation For the Past Five Years and
      Name          Age   Position Held with Neffs Bancorp, Inc. and Subsidiary
      ----          ---   -----------------------------------------------------
Herman P. Snyder     93   Chairman of the Board of Directors, The Neffs
                          National Bank and Vice President, Neffs Bancorp, Inc.

John J. Remaley      70   President and Chief Executive Officer, Neffs Bancorp,
                          Inc. and President, The Neffs National Bank.

Kevin A. Schmidt     44   Executive Vice President and Chief Executive Officer,
                          The Neffs National Bank and
                          Treasurer, Neffs Bancorp, Inc.

Michael J. Bailey    50   Cashier and Chief Operations Officer,
                          The Neffs National Bank.

Carol L. Jones       57   Assistant Cashier and Operations Officer,
                          The Neffs National Bank.

                                          Amount and Nature of   Percent of
Name of Individual or Identity of Group   Beneficial Ownership      Class
---------------------------------------   --------------------   ----------
DIRECTORS AND NOMINEES

Robert B. Heintzelman                            2,140(1)           1.09%
John J. Remaley                                 10,443(2)           5.28%
Duane A. Schleicher                              1,896(3)            .96%
Kevin A. Schmidt                                 1,016(4)            .52%
John F. Sharkey, Jr.                             1,000               .51%
John F. Simock                                   1,641(5)            .83%
Herman P. Snyder                                13,500(6)           6.82%
Mary Ann Wagner                                  4,346(7)           2.20%

OTHER NAMED EXECUTIVES
Michael J. Bailey                                   20(8)            .01%
Carol L. Jones                                      10(9)            .01%
All Directors, Nominees and Executive
Officers as a Group (10 persons)                36,012             18.20%
                                                ------             -----

----------
(1) Includes 1,010 shares owned individually by Mr. Heintzelman, 4 shares owned directly by his spouse, 30 shares owned directly by his son and daughters, 55 shares owned jointly by his mother and father, 250 shares owned jointly by his mother and brother, 100 shares owned jointly with his mother, 606 shares owned directly by his mother, 45 shares owned directly by his brother and 40 shares owned directly by his nieces.

(2) Includes 4,250 shares owned individually by Mr. Remaley, 3,126 shares owned directly by his spouse, 3,062 shares owned directly by his sons and 5 shares owned directly by his grandson.

(3) Includes 1,180 shares owned individually by Mr. Schleicher, 300 shares owned jointly with his spouse, 126 shares owned jointly by his sister and brother-in-law, 60 shares owned jointly with his daughter and 230 shares owned directly by his brother.

(4) Includes 1,000 shares owned individually by Mr. Schmidt, 6 shares owned jointly with his spouse, 5 shares owned directly by his stepson, 2 shares owned by his brother, 2 shares owned by his sister-in-law and 1 share owned by his niece.

(5) Includes 1,543 shares owned individually by Mr. Simock, 35 shares owned directly by his spouse, 13 shares owned directly by his son, 30 shares owned directly by his grandsons, 10 shares owned directly by his son-in-law, and 10 shares owned directly by his daughter.

(6) Includes 1,000 shares owned individually by Mr. Snyder, 4,000 shares owned jointly with his daughter, 4,000 shares owned jointly with his son, 2,750 shares owned directly by his son and 1,750 shares owned jointly by his daughter and son-in-law.

(7) Includes 1,555 shares owned individually by Ms. Wagner, 1,000 shares owned by the Robert Wagner Trust, 791 shares owned individually by Ms. Wagner's daughters and 1,000 shares owned individually by Ms. Wagner's son-in-law.

(8)  The shares are held jointly with Mr. Bailey's spouse.

(9)  The shares are held jointly with Ms. Jones' spouse.

                        COMPENSATION AND PLAN INFORMATION

EXECUTIVE COMPENSATION

The following table summarizes the total compensation, for each of the last three years for John J. Remaley, Neffs Bancorp, Inc.'s Chief Executive Officer since 1986, and Kevin A. Schmidt, The Neffs National Bank Chief Executive Officer since 1995.

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term Compensation
                                                                    ----------------------
                                                                       Awards
                                                                     ----------    Payouts
                              Annual Compensation                    Securities    -------
    Name and                ----------------------   Other Annual    Underlying      LTIP      All Other
Principal Position          Year    Salary   Bonus   Compensation   Options/SARs   Payouts   Compensation
------------------          ----   -------   -----   ------------   ------------   -------   ------------
JOHN J. REMALEY             2005   $     0     $0     $12,000(1)         $0           $0       $1,000(2)
Chief Executive Officer,
Neffs Bancorp, Inc          2004   $     0     $0     $12,000(1)         $0           $0       $1,000(2)
President,
The Neffs National Bank     2003   $     0     $0     $12,000(1)         $0           $0       $1,000(2)

KEVIN A. SCHMIDT            2005   $85,000     $0     $12,000(3)         $0           $0       $7,593(4)
Executive Vice President/   2004   $79,500     $0     $10,000(3)         $0           $0       $7,536(4)
Chief Executive Officer,
The Neffs National Bank     2003   $76,100     $0     $ 6,000(3)         $0           $0       $7,571(4)

----------
(1) These amounts represent director fees only; Mr. Remaley does not receive a salary from the corporation or the bank.

(2) These amounts represent the banks contribution on behalf of Mr. Remaley to the bank's Director Deferred Compensation Fund.

(3) These amounts represent the fees paid to Mr. Schmidt for attending Board of Directors meetings.

(4) This amount represents the bank's contribution on behalf of Mr. Schmidt to the Employee Profit Sharing and Retirement Trust Plan, premiums paid by the bank on behalf of Mr. Schmidt for Life Insurance and Long Term Disability Insurance.

EMPLOYEE PROFIT SHARING AND RETIREMENT TRUST FUND PLAN

The bank maintains and sponsors a defined contribution 401(k) savings and investment plan. The plan is administered by the bank and is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

Each bank employee who attains the age of 18, successfully completes any probationary period(s) and completes 1,000 hours of service per year may participate in the bonus (other than year-end bonus), or other direct remuneration to the plan. Generally, eligible employees may not contribute more than 15% of their compensation. Each year, the bank determines the amount, if any, which it will contribute to the plan. The bank's contributions to the 401(k) plan for each participant vest in 5 to 6 years from plan enrollment. The employee's contribution to the 401(k) plan vest immediately. The bank incurred expenses of $64,000.00, $57,000.00 and $60,000.00 for financial reporting purposes during 2005, 2004, and 2003 respectively, in connection with the plan.

NEFFS BANCORP, INC. DIRECTORS' COMPENSATION

Directors receive no remuneration for attendance at meetings of the Board of Directors of Neffs Bancorp, Inc. Each director of the bank received in 2005, $1,000.00 per month for attendance at Board of Directors and committee meetings of the bank. In addition, directors of the bank receive $25.00 for each trip made in the course of performing site inspections, relating to real estate transactions, with a maximum of $1,250.00 per year. During 2005, the bank paid its directors $2,300.00 for site inspections. The bank also contributed $1,000.00 to each non-employee director's respective deferred compensation plan. In aggregate, the directors received $80,300.00 from the bank during the 2005 fiscal year.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of Neffs Bancorp, Inc.'s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Neffs Bancorp, Inc.'s subsidiary during 2005. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectiblity or present other unfavorable features. Total loans to these persons at December 31, 2005, amounted to $1,974,792.00. Neffs Bancorp, Inc.'s subsidiary bank anticipates that it will enter into similar transactions in the future.

          BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

The corporation's Board of Directors governs the corporation and its subsidiary. In fulfilling its fiduciary duties, the board of directors endeavors to act in the best interests of the corporation's shareholders, customers, and the communities served by the corporation and its subsidiary. To accomplish the corporation's strategic goals and objectives, the board of directors engages competent persons, who undertake to accomplish these objectives with integrity and with cost-effectiveness. The board of directors fulfills part of its strategic mission through the compensation of these individuals. The bank, the corporation's wholly owned financial subsidiary, provides compensation to the corporation's and the bank's directors, officers, and employees.

The corporation seeks to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The entire board of directors (comprised of the individuals named below) administers the compensation program. The Board of Directors seeks to establish a fair compensation policy to govern the executive officers base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers, whose efforts will enhance the corporation's products and services and will result in improved profitability, increased dividends to the shareholders, and subsequent appreciation in the market value of the corporation's shares.

The Board of Directors reviews and annually approves the compensation of the corporation's and the bank's top executives, including the chief executive officer/executive vice president and the chief operating officer.

The board of directors does not deem Section 162(m) of the Internal Revenue Code (the IRC) to be applicable to the corporation at this time. The board of directors intends to monitor the future application of IRC Section 162(m) to the compensation paid to its executive officers; and in the event that this section becomes applicable, the board of directors intends to amend the corporation's and the bank's compensation policies to preserve the deductibility of the compensation payable under the policies.

Neffs Bancorp, Inc. Chief Executive Officer Compensation

The salary of the Chief Executive Officer of the corporation consists solely of director's fees. Mr. Remaley does not receive a salary from the corporation or the bank.

The Neffs National Bank Chief Executive Officer Compensation

The board of directors determined that the bank's Chief Executive Officer's 2005 compensation to be $85,000.00, an increase of $5,500.00 or 6.9% over his 2004 salary. The salary increase was based on a number of factors including: the corporation's and bank's performance as measured by earnings, revenues, expenses, return on assets, return on equity and total assets as well as state of the economy and potential effect on bank earnings. No direct correlation exists between the bank's Chief Executive Officer's compensation, the bank's Chief Executive Officer's increase in compensation, and any of the above criteria, nor does the Board of Directors give any weight to any of the above specific individual criteria. The Board of Directors subjectively determines the increase in the bank's Chief Executive Officer's compensation based on a review of all relevant information.

Executive Officers Compensation

The board of directors increased the 2005 compensation of the corporation's and the bank's executive officers by approximately 7.2% over 2004 compensation. The Board of Directors determined compensation increases based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives. In determining whether the strategic goals have been achieved; the Board of Directors considers numerous factors including the following: the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the Board of Directors measured the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criteria and an employee's compensation, nor does the Board of Directors, in its analysis, attribute specific weight to any such criteria. The Board of Directors makes a subjective determination after review of all relevant information, including the above.

In addition to base salary, the bank's executive officers may participate in annual and long-term incentive plans including the bank's Employee Profit Sharing and Retirement Trust Fund.

General labor market conditions, the individual's specific responsibilities and the individual's contributions to the corporation's success influence total compensation opportunities available to the corporation's and the bank's employees. The Board of Directors reviews individuals annually and strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its executive officers.

The report is furnished by Neffs Bancorp, Inc.'s Board of Directors, which performs the functions of a compensation committee.

BOARD OF DIRECTORS

Robert B. Heintzelman
Duane A. Schleicher
John F. Sharkey, Jr.
Herman P. Snyder
John J. Remaley
Kevin A. Schmidt
John F. Simock
Mary Ann Wagner

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

Kevin A. Schmidt is a member of the Compensation Committee. Mr. Schmidt makes recommendations regarding merit raise increases for all employees. Mr. Schmidt does not participate in matters concerning his own compensation.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in 2003.

The Audit Committee met with management periodically during the year to consider the adequacy of the corporation's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the corporation's independent auditors and with appropriate corporation financial personnel and internal auditors. The Audit Committee also discussed with the corporation's senior management and independent auditors the process used for certifications by the corporation's chief executive officer and chief financial officers which are required for certain of the corporation's filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meeting with both the independent auditors and the internal auditors, as well as with the principal financial officer on a number of occasions, each of whom has unrestricted access to the Audit Committee.

The Audit Committee recommended Beard Miller Company LLP as the independent auditors for the corporation after reviewing the firm's performance and independence from management.

Management has primary responsibility for the corporation's financial statements and the overall reporting process, including the corporation's system of internal controls.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Beard Miller Company LLP, the corporation's independent auditors, the corporation's audited financial statements and met separately with both management and Beard Miller Company LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Beard Miller Company LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Beard Miller Company LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the corporation. The Audit Committee also discussed with Beard Miller Company LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit committee implemented a procedure to monitor accountant independence, reviewed audit and non-audit services performed by Beard Miller Company LLP and discussed with the accountants their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of Beard Miller Company LLP as Neffs Bancorp, Inc.'s independent auditors for the year ending December 31, 2006.

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the United Sates Securities and Exchange Commission require all public accounting firms who audit issuers to obtain pre-approval from their respective Audit Committee in order to provide professional services without impairing independence. Beard Miller Company LLP previously issued engagement letters to or obtained formal approval from the Audit Committee for certain services. These services are summarized below.

The following fees were incurred for 2005 and 2004:

                        Year Ended December 31
                        ----------------------
                             2005      2004
                           -------   -------
Audit fees(1)              $46,922   $44,794
Audit related fees(2)           --   $ 1,987
Tax fees                        --        --
All other fees                  --
                           -------   -------
TOTAL:                     $46,922   $46,781
                           =======   =======

----------
(1) Includes professional services rendered for the audit of the Corporation's annual financial statements and review of financial statements included in forms 10-Q, or services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2) Assurance and related services reasonably related to the performance of the audit or review of financial statements included the following: consultation on regulatory filings - 10-K and 10-Q and consultation on accounting for FASB No. 107

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Beard Miller Company LLP's independence.

                                 Audit Committee
                            John F. Simock, Chairman
                               Robert Heintzelman
                                 Mary Ann Wagner
                              John F. Sharkey, Jr.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly dollar change in the cumulative total shareholder return on Neffs Bancorp, Inc.'s common stock against the cumulative total return of the S & P 500 Stock Index, NASDAQ Composite and the Neffs Bancorp, Inc.'s Peer Group for the period of five fiscal years commencing December 31, 2000, and ending December 31, 2005. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on December 31, 2000, in each of Neffs Bancorp, Inc.'s common stock, the S & P 500 Stock Index and the Neffs Bancorp, Inc., Peer Group. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the following graph is not indicative of future performance.

                               NEFFS BANCORP, INC.

                               (PERFORMANCE GRAPH)

                                                     PERIOD ENDING
                            ---------------------------------------------------------------
INDEX                       12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
-----                       --------   --------   --------   --------   --------   --------
Neffs Bancorp, Inc.          100.00      96.05     101.94     117.06     124.19     132.37
NASDAQ Composite             100.00      79.18      54.44      82.09      89.59      91.54
Neffs Bancorp Peer Group*    100.00     122.47     142.73     224.82     244.05     239.84

* The Neffs Bancorp Peer Group Index consists of Codorus Valley Bancorp, Inc., Fidelity D&D Bancorp, Inc., First Chester County Corporation, Norwood Financial Corporation, Penseco Financial Services Corp., Peoples First, Inc., (acquired 6/14/04), and Premier Bancorp, Inc. (acquired 8/1/03).

SOURCE : SNL FINANCIAL LC, CHARLOTTESVILLE, VA   (434) 977-1600
(C) 2006                                         www.snl.com

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires Neffs Bancorp, Inc.'s directors, executive officers and shareholders who beneficially own more than 10% of Neffs Bancorp, Inc.'s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Neffs Bancorp, Inc. with the Securities and Exchange

Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied within a timely fashion during 2005.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

The Board of Directors has selected Beard Miller Company LLP as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2006. Beard Miller Company LLP served as the corporation's independent auditors for the year ended December 31, 2005.

Beard Miller Company LLP has advised us that neither the firm nor any of its associates has any relationship with the corporation or its subsidiaries other than the usual relationship that exists between independent auditors and clients.

We expect a representative of Beard Miller Company LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Beard Miller Company LLP as independent auditors for the fiscal year ending December 31, 2006.

                             ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Neffs Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Dawn E. Hamm, Secretary, Neff Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065-0010, or visiting the SEC website at www.sec.gov/edgarhp.htm or by calling (610) 767-3875. You may also view these documents on our website at www.neffsnatl.com.

Pursuant to Securities and Exchange Commission rules, Neffs Bancorp, Inc. intends to send a single proxy statement and annual report to multiple shareholders who share the same address and who have the same last name, unless we receive instructions to the contrary from one or more of the shareholders. This method of delivery is known as "house holding." Upon written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, will be delivered promptly to a security holder at a shared address to which a single copy of the documents was delivered or, if you wish to receive a separate proxy statement or annual report in the future send a written request to Dawn E. Hamm, Secretary, Neffs Bancorp, Inc., 5629 Route 873, PO Box 10, Neffs, Pennsylvania 18065. If you are receiving multiple copies of the proxy statement and annual report and want to request one copy, please notify Ms. Hamm.

                                  OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

                               NEFFS BANCORP, INC.

                                      PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as holder of common stock of Neffs Bancorp, Inc (the "Corporation") hereby constitutes and appoints Velma Wehr and Ronald Gildner and each or any of them, proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the NOVA Building, 2375 Levans Rd., Coplay, Pennsylvania on May 10, 2006 at 7:00 p.m., prevailing time, and at any adjournment or postponement thereof, as indicated upon the matters described in the proxy statement.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

                        I plan to attend the meeting [ ]

     1.   ELECTION OF 3 DIRECTORS OF THE CORPORATION FOR 3 YEAR TERMS:

               Nominees: JOHN F. SIMOCK
                         MARY ANN WAGNER
                         DUANE A. SCHLEICHER

               [ ] FOR all nominees listed above (except as marked to the contrary below)

               [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

          TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEES NAME IN THE SPACE BELOW;
          ______________________________________________________________________

          ______________________________________________________________________

          The Board of Directors recommends a vote FOR all these nominees

     2. RATIFICATION OF THE SELECTION OF BEARD MILLER COMPANY LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.

                       [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

           The Board of Directors recommends a vote FOR this proposal.

                       Please Remember to Sign Your Proxy.
                           ~Continued on Reverse Side~

     2. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR EACH PROPOSAL.


-------------------------------------   ----------------------------------------
Signature of Shareholder                Signature of Shareholder

Dated:                    , 2006
      --------------------

Neffs Bancorp, Inc. has 197,941 outstanding shares held as of the Record Date of March 27, 2006.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE.

            THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.